Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the OMNOVA Solutions Inc. Retirement Savings Plan of our report dated March 20, 2008, with respect to the financial statements of CPPC-Decorative Products Co., Ltd., incorporated by reference in Form 10-K of OMNOVA Solutions Inc. for the year ended November 30, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Office Limited
Bangkok, Thailand
July 9, 2009